A PCAOB Registered CPA Firm
Simon & Edward, LLP
Certified Public Accountants & Consultants

17506 Colima Road, Ste 101,
Rowland Heights, CA 91748
Tel: +1 (626) 581-0818
Fax: +1 (626) 581-0809

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Orangekloud Technology Inc.

We hereby consent to the incorporation of our audit report dated April 19, 2024, in this Registration Statement (333-277162) on Form F-1 Amendment No. 9, relating to the consolidated financial statements of Orangekloud Technology Inc.

We also consent to the reference to us under the caption "Experts" in such Registration Statement.

Simon & Edward, LLP

Rowland Heights, California
July 1, 2024